Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form 8-K of our report dated June 20, 2003, relating to the financial statements of ZN Vision Technologies AG for the years ended December 31, 2001 and 2002, appearing in the proxy statement filed by Viisage Technology, Inc. in connection with its acquisition of ZN Vision Technologies AG.

Dusseldorf Germany January 30, 2004	BDO International GmbH
/s/ Dirk Rosenbaum